January 11, 2008


GS Enviroservices, Inc.
One Penn Plaza, Suite 1612
New York, NY 10119

         Re: Agreement regarding Global Guaranty Agreement and related documents

Gentlemen:

     Reference  is  made  to  the   following   documents   (collectively,   the
"Transaction Documents"):

     a. Global Guaranty Agreement dated January 9, 2008, executed and delivered to YA Global Investments, L.P. (the "Secured Party") by Viridis Capital LLC, Kevin Kreisler, GreenShift Corporation, GS AgriFuels Corporation, GS CleanTech Corporation ("GS CleanTech"), and their respective subsidiaries and affiliates listed therein (the "Global Guaranty");

     b. Global Security Agreement dated January 9, 2008, pursuant to which Viridis Capital LLC, GreenShift Corporation, GS AgriFuels Corporation, GS CleanTech Corporation, and their respective subsidiaries and affiliates listed therein granted security interests in all of their assets to the Secured Party (the "Global Security Agreement");

     c. Global Pledge and Escrow Agreement dated January 9, 2008, pursuant to which Viridis Capital LLC and its subsidiaries and affiliates listed therein granted security interests in and pledged to the Secured Party certain securities, stock, and/or other equity interests held by such parties (the "Global Pledge Agreement"); and

     d. Intellectual Property Security Agreement dated January 9, 2008, pursuant to which Viridis Capital LLC, GreenShift Corporation, GS AgriFuels Corporation, GS CleanTech Corporation, and their respective subsidiaries and affiliates listed therein granted security interests in all of their intellectual property to the Secured Party (the "IP Security Agreement").

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Global Guaranty.

     GS Enviroservices,  Inc.,  Enviro-Safe  Corp., and Enviro-Safe  Corporation
(NE) (collectively, the "Enviro-Safe Entities") are parties to each of the Transaction Documents. In addition, as of the date hereof, the Enviro-Safe Entities have executed and delivered to the Secured Party a certain Secured Convertible Debenture in the original principal amount of $2,000,000.00 (the "$2,000,000 Debenture"), the proceeds of which were used to reduce the principal balance of certain Secured Convertible Debentures issued by GS CleanTech to the Secured Party by $2,000,000.00. As additional consideration for the Enviro-Safe Entities to issue the $2,000,000 Debenture to the Secured Party, GS CleanTech agrees that the issuance of the $2,000,000 Debenture shall be consideration for the redemption of 8,733,333 shares of GS Enviroservices common stock from GS CleanTech, provided that such redemption shall not be finally effective, and such shares remain subject to the Global Pledge Agreement, until such shares are released from the Global Pledge Agreement in accordance with the terms hereof.

     Pursuant to the terms and conditions of the Transaction Documents, the Enviro-Safe Entities are liable to the Secured Party for, and have granted security interests in all of their business assets to the Secured Party to secure, all Obligations of Viridis Capital LLC, GreenShift Corporation, GS AgriFuels Corporation, GS CleanTech Corporation, and their respective subsidiaries and affiliates, to the Secured Party. Notwithstanding the foregoing, the Secured Party has agreed to certain limitations on the Enviro-Safe Entities liability under the Global Guaranty, but only on the terms expressly set forth herein.

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secured Party and the Enviro-Safe Entities, agree as follows:

     1. The liability of the Enviro-Safe Entities under the Global Guaranty shall be limited to $1,500,000 in the aggregate, plus costs of collection incurred by the Secured Party in connection with the enforcement of the Global Guaranty, or other Transaction Documents, against the Enviro-Safe Entities. Further, the Enviro-Safe Entities $1,500,000 liability under the Global Guaranty shall be reduced, on a dollar for dollar basis, for the amounts realized by the Secured Party after the date hereof from the sale of shares of GS Enviroservices, Inc.(1) pursuant to Section 3 of that certain Amended and Restated Forbearance Agreement of even date herewith (as amended and in effect, the "Forbearance Agreement"). The amount realized by the Secured Party from the sale of such shares shall be determined in accordance with the formula set forth in Section 4 of the Forbearance Agreement. Upon the Secured Party receiving payments from the sale of GS Enviroservices, Inc. shares under Section 3 of the Forbearance Agreement, and/or payments from the Enviro-Safe Entities under the Global Guaranty in a total aggregate amount of $1,500,000, plus any costs of collection incurred by the Secured Party in connection with enforcing such Transaction Documents against the Enviro-Safe Entities, then the Enviro-Safe Entities shall be released from the Global Guaranty and have no further liability thereunder and any remaining shares in the GS Pledged Shares Pool 1 (as defined in the Forbearance Agreement) shall be released from the Global Pledge Agreement. In addition to the foregoing, the Enviro-Safe Entities shall have the right to obtain the release of any remaining shares in the GS Pledged Shares Pool 1 from the Global Pledge Agreement, and to be released from the Global Guaranty, if GS Enviroservices, Inc. pays the Secured Party $1,000,000 on or before May 10, 2008. Such $1,000,000 shall be in addition to any amounts realized by the Secured Party with respect to the sale of pledged shares of GS EnviroServices, Inc. under Sections 3 and 4 of the Forbearance Agreement prior to the date that GS Enviroservices, Inc. makes such $1,000,000 payment. Nothing herein is intended to, nor shall be construed to, release the Enviro-Safe Entities from, or waive any of the provisions of, or release any collateral granted by the Enviro-Safe Entities to the Secured Party pursuant to, the Transaction Documents (other than the Global Guaranty and the GS Pledged Shares Pool 1 upon the terms expressly set forth above), which other Transaction Documents shall continue to secure the $2,000,000 Debenture as set forth in Paragraph 2, below.

     2. The obligations of the Enviro-Safe Entities under the $2,000,000 Debenture shall be separate and distinct from the Enviro-Safe Entities' liability under the Global Guaranty, and shall not be reduced by any amounts realized by the Secured Party under the Forbearance Agreement or by any payments made by or on behalf of the Enviro-Safe Entities with respect to the Global Guaranty. The
          $2,000,000   Debenture  shall   constitute  an  Obligation  under  the
          Transaction Documents, shall be guaranteed by each of the other Guarantors under the Global Guaranty, and shall be secured by all of the collateral granted to the Secured Party under the Transaction Documents.

     3. Upon the payment of the first $1,000,000 installment due under the $2,000,000 Debenture as and when due thereunder, and provided no event of default has occurred under the $2,000,000 Debenture, the Secured Party shall release one half of the shares in GS Pledged Shares Pool 2 (as defined in the Forbearance Agreement) from the Global Pledge Agreement. Upon the (i) the payment in full of the Enviro-Safe Entities obligations under the Global Guaranty as set forth in Paragraph 1, above, and (ii) payment in full of all amounts due under the $2,000,000 Debenture, and the satisfaction of any other obligations of the Enviro-Safe Entities thereunder, all in accordance with the terms and conditions thereof, then the Enviro-Safe Entities shall be released from the Transaction Documents, the security interests granted by the Enviro-Safe Entities thereunder shall be terminated, and any collateral delivered to the Secured Party by the Enviro-Safe Entities shall be returned to them (including, without limitation, all remaining pledged shares of GS Enviroservices, Inc. referenced in Section 3(a) of the Forbearance Agreement). By way of example, and for the purpose of clarity, if the Enviro-Safe Entities pay $1,000,000 under Paragraph 1 above and repay the $2,000,000 Debenture in full, on or before May 10, --- 2008, then all remaining pledged shares of GS Enviroservices, Inc. referenced in Section 3(a) of the Forbearance Agreement shall be released, and the Enviro-Safe Entities shall be released from the Transaction Documents. Similarly, if after May 10, 2008, the Enviro-Safe Entities pay $1,500,000 under Paragraph 1 above and repay the $2,000,000 Debenture in full, then all remaining pledged shares of GS --- Enviroservices, Inc. referenced in
          Section 3(a) of the Forbearance Agreement shall be released, and the Enviro-Safe Entities shall be released from the Transaction Documents.

     4. Notwithstanding the provisions of the Global Security Agreement to the contrary, the Secured Party acknowledges and agrees that it shall not require Enviro-Safe Corporation (NE) to grant the Secured Party a mortgage on the real property located at 237-263 Howard Street, Lowell, Massachusetts.

     5. In consideration of the agreements of the Secured Party set forth herein, GS Enviroservices, Inc. shall grant 2,000,000 shares of its common stock to the Secured Party, which shares shall be validly issued, fully paid and no-assessable. These shares shall be additional consideration for the Secured Party, do not constitute collateral, and any proceeds of the shares realized by the Secured Party shall be retained by the Secured Party and not applied in reduction of any of the Enviro-Safe Entities obligations to the Secured Party.

     6. The Enviro-Safe Entities hereby acknowledge and agree that except as specifically set forth herein, all terms and conditions of the Transaction Documents shall remain in full force and effect.

     If the foregoing correctly sets forth our understanding, please indicate your assent below. This letter agreement is executed as a sealed instrument as of the date first set forth above.

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
its Investment Manager


By: /s/ Troy Rillo
   ----------------------------------
Name:   Troy Rillo
Title:  Senior Managing Director

                                                GS ENVIROSERVICES, INC.

                                                By: /s/ James Green
                                                   -----------------------
                                                Name:   James Green
                                                Title:   President


                                                ENVIRO-SAFE CORP.

                                                By: /s/ James Green
                                                   -----------------------
                                                Name:   James Green
                                                Title:   President


                                                ENVIRO-SAFE CORPORATION (NE)

                                                By: /s/ James Green
                                                   -----------------------
                                                Name:   James Green
                                                Title:   President


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(1)  The Enviro-Safe  Entities liability under the Global Guaranty shall only be reduced by the amounts realized from the sale of pledged shares of GS Enviroservices, Inc., and not from the sale of any other shares referenced in the Forbearance Agreement.